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                                                          EXHIBIT NO. 99.10 (a)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration No. 33-7638 of MFS Series Trust I of our report dated October 11, 2001 appearing in the annual report to shareholders for the year ended August 31, 2001 of MFS Cash Reserve Fund and MFS Managed Sectors Fund, and to the references to us under the headings "Financial Highlights" in each Prospectus and "Independent Auditors and Financial Statements" in each Statement of Additional Information, which are part of such Registration Statement.


Deloitte & Touche LLP

DELOITTE & TOUCHE

Boston, Massachusetts
December 24, 2001